                          FRESCO'sm' INDEX SHARES FUNDS

                        PRINCIPAL UNDERWRITING AGREEMENT

         Agreement made this 10th day of September, 2002, by and between Fresco'sm' Shares Index Funds, a Massachusetts business trust (the "Trust"), and UBS Global Asset Management (US) Inc., a Delaware corporation (the "Principal Underwriter").

         WHEREAS, the Trust is a registered open-end management investment company organized as a series trust offering a number of portfolios of securities (each a "Fund" and collectively the "Funds"), each investing primarily in equity securities selected to reflect the performance of a specified securities index, having filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-1A (Nos. 333-92109 and 811-21145) under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust intends to create and redeem shares of beneficial interest, par value $.01 per Share (the "Shares") of each Fund on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the Registration Statement;

         WHEREAS, the Shares of each Fund will be listed on the New York Stock Exchange ("NYSE") and traded under the symbols set forth in Schedule I hereto;

         WHEREAS, the Trust desires to retain the Principal Underwriter to act as the principal underwriter with respect to the issuance and distribution of Creation Units of Shares of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Trust's Prospectus, and to enter into arrangements with broker-dealers who may solicit purchases of Shares and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support;

         WHEREAS, the Board of Trustees of the Trust ("Board") may in the future adopt a plan of service and/or distribution (each a "Distribution and Service Plan") pursuant to Rule 12b-1 under the 1940 Act with respect to certain Funds and may make payments to the Principal Underwriter pursuant to such Distribution and Service Plans, subject to and in accordance with the terms and conditions thereof and any related agreements;

         WHEREAS, the Principal Underwriter is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and a member of the National Association of Securities Dealers ("NASD"); and

         WHEREAS, the Principal Underwriter desires to provide such services to the Trust.

         NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Appointment. The Trust hereby appoints the Principal Underwriter as the exclusive principal underwriter for Creation Units of Shares of each Fund listed in Schedule I hereto, as may be amended by the parties from time to time, on the terms and for the period set forth in this Agreement and subject to the registration requirements of the 1933 Act and of the laws governing the sale of securities in the various states, and the Principal Underwriter hereby accepts such appointment and agrees to act in such capacity hereunder.

2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

         a. "Prospectus" means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time;

         b. "Registration Statement" means the registration statement most recently filed from time to time by the Trust with the Commission and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect;

         c. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3. Duties of the Principal Underwriter.

         (a) The Trust grants to the Principal Underwriter the exclusive right to receive all orders for purchases of Creation Units of each Fund from DTC Participants which have executed a Participant Agreement ("Authorized Participants") and to transmit such orders to the Trust in accordance with the Registration Statement and Prospectus; provided, however, that nothing herein shall affect or limit the right and ability of the Trust to accept Deposit Securities and related Cash Components through or outside the Clearing Process, and as provided in and in accordance with the Registration Statement and Prospectus. The Trust acknowledges that the Principal Underwriter shall not be obligated to accept any certain number of orders for Creation Units and nothing herein shall prevent the Principal Underwriter from entering into like distribution arrangements with other investment companies.

         (b) The Principal Underwriter agrees to act as agent of the Trust with respect to the continuous distribution of Creation Units of each Fund as set forth in the Registration Statement and in accordance with the provisions thereof. The Principal Underwriter further agrees as follows: (a) at the request of the Trust, the Principal Underwriter and the Transfer Agent shall enter into Participant Agreements with Authorized Participants in accordance with the Registration Statement and Prospectus and in the form attached hereto as Exhibit A; (b) the Principal Underwriter shall cause confirmations of Creation Unit purchase order acceptances to be generated and transmitted to the purchaser; (c) the Principal Underwriter shall deliver or arrange for delivery of copies of the prospectus, included in the Registration Statement, to purchasers of such Creation Units and upon request the Statement of Additional Information; and (d) the Principal Underwriter shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

         (c) (i) The Principal Underwriter agrees to use all reasonable efforts, consistent with its other business, to facilitate the purchase of Creation Units through Authorized Participants in accordance with the procedures set forth in the Prospectus and the Participant Agreement.

             (ii) The Principal Underwriter shall, when it deems necessary and at its own expense, execute the following agreements in the forms and as approved by the Board, providing for activities which the Principal Underwriter deems reasonable and appropriate and which are primarily intended to result in the sale of such Creation Units: (A) selected or soliciting dealer agreements ("Soliciting Dealer Agreements") with registered broker-dealers and other eligible entities providing for the purchase of Creation Units of Shares of the Funds and related promotional activities, and (B) investor services agreements ("Investor Services Agreements") with broker-dealers or other financial institutions providing for broker-dealer, investor and stockholder support, account maintenance and educational and promotional services relating to the Shares and facilitation through broker-dealers and other persons of communications with beneficial owners of Shares. Pursuant to this Agreement, the Soliciting Dealer Agreements and the Investor Services Agreements, the Principal Underwriter shall facilitate the coordination of the performance of any marketing and promotional services, including advertising; the development and implementation of any marketing plan; and clearing and filing all advertising, sales, marketing and promotional materials of the Funds with the NASD as provided below.

         (d) The Principal Underwriter agrees to administer, on behalf of the Trust, any Distribution and Service Plans adopted by the Board. The Principal Underwriter shall, at its own expense, set up and maintain a system of recording payments for fees and reimbursement of expenses disseminated pursuant to this Agreement and any other related agreements under the Funds' Distribution and Service Plans, if any, and shall, pursuant to the 1940 Act, report such payment activity under any such Distribution and Service Plans to the Trust at least quarterly.

         (e) The Principal Underwriter shall make available toll-free lines for direct investor and shareholder use between the hours of 9:30 a.m. and 4:00 p.m. New York time on each day the NYSE is open for business, with appropriate NASD licensed order taking and distribution services staff.

         (f) All activities by the Principal Underwriter and its agents and employees which are primarily intended to result in the sale of Creation Units shall comply with the Registration Statement and Prospectus, the instructions of the Board and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Commission or any securities association registered under the 1934 Act, including the NASD and the NYSE.

         (g) Except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units of Shares will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus.

         (h) If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Creation Units will be processed by the Principal

Underwriter except such unconditional orders as may have been placed with the Principal Underwriter before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and Principal Underwriter's authority to process orders for Creation Units on behalf of the Trust, upon due notice to the Principal Underwriter, if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

         (i) The Principal Underwriter is not authorized by the Trust to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Principal Underwriter's use. The Principal Underwriter shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Trust and its respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Principal Underwriter against any liability to the Trust or the Trust's shareholders to which the Principal Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         (j) The Board shall approve the form of any Soliciting Dealer Agreement and Investor Services Agreement to be entered into by the Principal Underwriter.

         (k) At the request of the Trust, the Principal Underwriter shall enter into agreements in the form specified by the Trust (each a "Participant Agreement") with participants in the system for book-entry of The Depository Trust Company as described in the Prospectus.

         (l) The Principal Underwriter shall arrange to provide the NYSE (and any other stock exchange on which the Shares may be listed) with copies of Prospectuses to be provided to purchasers in the secondary market.

         (m) The Principal Underwriter shall review all sales and marketing materials for compliance with applicable laws and the conditions of any applicable Exemptive order, and file such materials when necessary or appropriate.

         (n) The Principal Underwriter is authorized to and may employ or associate with such person or persons as the Principal Underwriter may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Principal Underwriter and that the Principal Underwriter shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.


4. Duties of the Trust.

         (a) The Trust agrees to issue Creation Unit aggregations of Shares of each Fund and to request The Depository Trust Company to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the Prospectus in such amounts as the Principal Underwriter has requested through the Transfer Agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite Deposit Securities and Cash Component (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement. The Trust may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Principal Underwriter, in accordance with the provisions of the Prospectus.

         (b) The Trust agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Trust will make available to the Principal Underwriter such number of copies of its then currently effective Prospectus, or any supplement, as the Principal Underwriter require to meet its obligations hereunder or as it may otherwise reasonably request. The Trust will furnish to the Principal Underwriter copies of all information, financial statements and other documents which the Principal Underwriter may reasonably request for use in connection with the distribution of Creation Units. The Trust shall keep the Principal Underwriter informed of the jurisdictions in which Shares of the Trust are authorized for sale and shall promptly notify the Principal Underwriter of any change in this information. The Principal Underwriter shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Principal Underwriter had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

         (c) The Trust represents to the Principal Underwriter that the Registration Statement and Prospectus filed by the Trust with the Commission with respect to the Trust have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the Commission thereunder. The Trust will notify the Principal Underwriter promptly of any amendment to the Registration Statement or supplement to the Prospectus and any stop order suspending the effectiveness of the Registration Statement.

5. Fees and Expenses

         (a) The Trust will, with respect to each Fund, pay to the Principal Underwriter all fees and expenses pursuant to the terms of the Distribution and Service Plan, if any, in effect for each respective Fund.

         (b) The Principal Underwriter will bear the following costs and expenses relating to the distribution of Creation Units of the Funds: (a) the costs of processing and maintaining records of creations of Creation Units; (b) the costs of maintaining the records required of a broker-dealer registered under the 1934 Act; (c) the expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; (d) the expenses incurred by the Principal Underwriter in connection with NASD filing fees; and (e) all other expenses incurred in connection with the distribution services contemplated herein, except as specifically provided in this Agreement.

         (c) The Principal Underwriter shall pay, from the fees received by it from the Funds pursuant to Distribution and Service Plans, if any, all fees and make reimbursement of expenses, pursuant to and in accordance with any and all Soliciting Dealer and/or Investor Services Agreements, as approved by the Board, as set forth in Section 3 of this Agreement.

6. Indemnification.

         (a) The Trust agrees to indemnify, defend and hold the Principal Underwriter, its officers and directors, and any person who controls the Principal Underwriter within the meaning of Section 15 of the 1933 Act (each, an "Indemnitee"), free and harmless from and against any and all losses, claims, demands, liabilities and expenses, including the cost of investigating or defending such claims, demands or liabilities and any counsel fees (collectively, "Losses") incurred under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement, shareholder report or other information filed or made public by the Trust (as from time to time amended) or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by or on behalf of the Principal Underwriter to the Trust for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or Trustee of the Trust or who controls the Trust within the meaning of
Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; further provided, that Trust will not indemnify any Indemnitee with respect to any untrue statement or omission made in the Registration Statement or Prospectus that is subsequently corrected in such document (or an amendment thereof or supplement thereto) if a copy of the Prospectus (or such amendment or supplement) was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written confirmation to such person in any case where such delivery is required by the 1933 Act and the Trust had notified the Principal Underwriter of the amendment or supplement prior to the sending of the confirmation; and further provided, that in no event shall anything contained herein be so construed as to protect an Indemnitee against any liability to the Trust or to the shareholders of any Fund to which such Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement. The Trust shall not be liable to an Indemnitee under this indemnity agreement with respect to any claim made against such Indemnitee unless the Indemnitee shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Indemnitee or such other person (or after the Indemnitee shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to any Indemnitee against whom such action is brought otherwise than on account of this indemnity agreement. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Indemnitee defendant or defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the Indemnitee defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the Indemnitee defendant or defendants for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Principal Underwriter promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Creation Units or the Shares.

         (b) The Principal Underwriter agrees to indemnify, defend, and hold the Trust, its officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph, the Trust and each of its Trustees and officers and its controlling persons are collectively referred to as the "Trust Affiliates"), free and harmless from and against any and all Losses which the Trust Affiliate may incur under the 1933 Act or under common law or otherwise arising out of or based upon (i) the allegation of any wrongful act of the Principal Underwriter or any of its employees or (ii) allegation that the Registration Statement, Prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with written information furnished to the Trust by or on behalf of the Principal Underwriter. In no case (i) is the indemnity of the Principal Underwriter in favor of any Trust Affiliate to be deemed to protect any Trust Affiliate against any liability to the Trust or its security holders to which such Trust Affiliate would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Principal Underwriter to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Trust Affiliate unless the Trust Affiliate shall have notified the Principal Underwriter in writing of the claim within a reasonable time after the summons or the first written notification giving information of the nature of the claim shall have been served upon the Trust Affiliate (or after the Trust Affiliate shall have received notice of service on any designated agent). However, failure to notify the Principal Underwriter of any claim shall not relieve the Principal Underwriter from any liability which it may have to the Trust Affiliate against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Principal Underwriter shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Principal Underwriter elects to assume the defense, the defense shall be conducted by counsel chosen by the Principal Underwriter and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Principal Underwriter elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Principal Underwriter does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Principal Underwriter agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issuance and sale of any of the shares.

7. Representations.

         (a) The Principal Underwriter represents and warrants that (i) it is duly organized as a Delaware corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein;
(ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; and (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Principal Underwriter is a party or by which it is bound and (iv) it is registered as a broker-dealer under the 1934 Act and is a member of the NASD.

         (b) The Trust represents and warrants that (i) it is duly organized as a Massachusetts business trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; and (iv) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound.

8. Duration, Termination and Amendment.

         (a) This Agreement shall be effective upon the date written above, provided that, with respect to any Fund or class of Shares of a Fund, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those Board members who are not interested persons of the Fund and, for a class of Shares for which a Distribution and Service Plan has been adopted, also have no direct or indirect financial interest in the operation of the Distribution and Service Plan or in any agreements related thereto (all such Board members collectively being referred to herein as the "Independent Board Members"), cast in person at a meeting called for the purpose of voting on such action.

         (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not sooner terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to a class of Shares of any given Fund by vote of a majority of the outstanding voting securities of that class of Shares of such Fund.

         (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, as to each Fund or class of Shares
(i) by vote of a majority of the Independent Trustees or (ii) by vote of a majority of the outstanding voting securities of such Fund of class of Shares, on at least sixty (60) days prior written notice to the Principal Underwriter. In addition, this Agreement may be terminated at any time by the Principal Underwriter, without the payment of any penalty, upon at least sixty (60) days prior written notice to the Trust or such Fund. This Agreement shall automatically terminate in the event of its assignment.

         (d) During such period as the Principal Underwriter receives compensation pursuant to the Distribution and Service Plans, and this Agreement constitutes a Distribution and Service Plan related agreement, (i) any material amendment to this Agreement requires the approval of a majority of the Independent Board Members cast in person at a meeting called for the purpose of voting on such approval, (ii) any amendment that materially increases the amount to be spent for distribution services requires the additional approval of the majority of the Trust's outstanding voting securities of each affected Fund and (iii) the selection and nomination of those Trustees who are not "interested persons" of the Trust shall be committed to the discretion of the Trustees of the Trust who are not such "interested persons" of the Trust.

9. Notice. Any notice or other communication authorized or required by this Agreement to be given to either party shall be deemed sufficient upon receipt in writing at the other party's principal offices.

10. Limitation of Liability. The Principal Underwriter is expressly put on notice of, and hereby acknowledges and agrees to, the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that the obligations assumed by the Trust under this contract shall be limited in all cases to the Trust and the Trust property. The Principal Underwriter shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust, nor shall the Principal Underwriter seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust. The Principal Underwriter understands that the rights and obligations of each series of shares of the Trust under the Declaration of Trust are separate and distinct from those of any and all other series.

11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement's intent and purpose, be amended, to the extent legally possible, by valid provisions in order to effectuate the intended results of the invalid provisions.

14. Services Not Exclusive. The services furnished by the Principal Underwriter hereunder are not to be deemed exclusive and the Principal Underwriter shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Principal Underwriter, who may also be a Board member, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

15. Segregation of Fees and Expenses. Amounts paid by each Fund to the Principal Underwriter under its Distribution and Service Plan either for distribution related services or shareholder services shall not be used to pay for the distribution of Shares of, or shareholder servicing in respect of, any other Fund. However, fees under the Distribution and Service Plan attributable to the Trust as a whole shall be allocated to each Fund according to the method adopted by the Board. Fees attributable to the Trust as a whole shall include any amounts payable under the Distribution and Service Plans to the Principal Underwriter for its services rendered hereunder. The Principal Underwriter's allocation of such Distribution and Service Plan fees shall be subject to review by the Board.

16. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.


                                                             FRESCO'sm' INDEX SHARES FUNDS

Attest:
                                                             By:      /s/ David M. Goldenberg
By:      /s/ Cynthia Lo Bessette                                          -------------------
         -----------------------                                      Name:  David M. Goldenberg
         Name:  Cynthia Lo Bessette                                   Title: Secretary
         Title: Assistant Secretary
                                                             UBS GLOBAL ASSET MANAGEMENT (US) INC.

Attest:
                                                             By:      /s/ Amy R. Doberman
By:      /s/ Cynthia Lo Bessette                                          ---------------
            --------------------                                      Name:  Amy R. Doberman
         Name:  Cynthia Lo Bessette                                   Title: Managing Director,
         Title: Director,                                                    General Counsel
                Assistant General Counsel

                                   SCHEDULE I


        FUND                                                              Symbol
        ----                                                              ------
        Fresco'sm' Dow Jones STOXX 50'sm' Fund                            FEU

        Fresco'sm' Dow Jones Euro STOXX 50'sm' Fund                       FEZ

                                    EXHIBIT A


                          FORM OF PARTICIPANT AGREEMENT